UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      April 20, 2016

CAMBREX CORPORATION
(Exact name of Registrant as specified in its charter)

DELAWARE	1-10638	22-2476135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY	07073
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:          (201) 804-3000

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 20, 2016, the Company held its annual meeting of stockholders pursuant to notice duly given. The proposals are described in the Proxy Statement. Each of the proposals was approved by the stockholders pursuant to the voting results set forth below.

1. Proposal 1 – Election of Directors. All of the nominees for director were elected for a term expiring at the annual meeting of stockholders in 2017 by the votes set forth in the table below:

	For	Against	Abstain	Broker Non-Votes
Rosina B. Dixon	27,347,129	330,525	10,386	2,009,000
Claes Glassell	27,446,626	231,058	10,356	2,009,000
Louis J. Grabowsky	27,433,199	244,118	10,723	2,009,000
Kathryn Rudie Harrigan	27,351,011	325,833	11,196	2,009,000
Leon J. Hendrix, Jr.	26,791,714	885,685	10,641	2,009,000
Ilan Kaufthal	27,349,006	327,592	10,442	2,009,000
Steven M. Klosk	27,381,067	297,641	9,932	2,009,000
Peter G. Tombros	27,336,373	341,050	10,617	2,009,000
Shlomo Yanai	26,488,435	1,189,652	9,953	2,009,000

2. Proposal 2 – Say on Pay. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement, as set forth below:

For	Against	Abstain	Broker Non-Votes
26,798,092	860,223	29,725	2,009,000

3. Proposal 3 – Ratification of Independent Registered Public Accountants. The Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016, by the votes set forth in the table below:

For	Against	Abstain
29,512,824	168,122	16,094

The proposal to ratify the appointment of BDO USA, LLP was a routine matter and, therefore, there were no broker non-votes to that matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION

Date: April 22, 2016	By:	/s/ Samantha Hanley
	Name:	Samantha Hanley
	Title:	Vice President and General Counsel